SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 October 1, 2001
                Date of Report (Date of earliest event reported)

                          Discovery Laboratories, Inc.
             (Exact name of Registrant as specified in its charter)

          Delaware                    000-26422                 94-3171943
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

                           350 Main Street, Suite 307
                         Doylestown, Pennsylvania 18901
                    (Address of principal executive offices)

                                 (215) 340-4699
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

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Item 5. Other Events

            On October 2, 2001, Registrant issued a press release to announce the completion of a private placement on October 1, 2001, in which Registrant raised approximately $7.7 million in gross proceeds. Pursuant to the offering, Registrant issued units consisting of an aggregate of approximately 3.5 million shares of common stock, par value $.001 per share ("Common Stock"), and Class F Warrants to purchase an aggregate of approximately 700,000 shares of Common Stock with an initial exercise price of $2.365 per share of Common Stock. In addition, Registrant will pay Jesup & Lamont Securities Corp., the placement agent, a fee consisting of $359,940 and warrants to purchase 164,911 shares of Common Stock with an exercise price of $2.394 per share of Common Stock.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

      (c) Exhibits:

            4.1   Class F Warrant
           99.1   Press Release dated October 2, 2001.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Discovery Laboratories, Inc.


                                    By: /s/ Robert J. Capetola
                                        ----------------------------------------
                                    Name:  Robert J. Capetola, Ph.D.
                                    Title: President and Chief Executive Officer

Date: October 5, 2001


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